EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT

MEDE America Corporation
East Meadow, New York

We consent to the use in this Registration Statement of MEDE America Corporation on Form S-1 of our report dated October 7, 1997 relating to the statement of income of The Stockton Group, Inc. for the year ended June 30, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 2, 1998